Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION ANNOUNCES CRAIG JELINEK WILL STEP DOWN AS CEO, RON VACHRIS ELECTED AS NEW CEO; AND QUARTERLY CASH DIVIDEND DECLARED
ISSAQUAH, Wash., October 18, 2023 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) announced today that Craig Jelinek has confirmed his intention to step down as Chief Executive Officer, effective January 1, 2024. The Board of Directors has elected Ron Vachris, President and Chief Operating Officer since February 2022, as President and Chief Executive Officer, effective January 1, 2024. Craig and Ron have worked hand in hand over the last twenty-one months in Ron's role as president and for many years before that. This is the culmination of the long-standing succession plan that Craig has discussed with the Board.
Ron is a Costco veteran, with over forty years of service to the Company, starting as a forklift driver, and subsequently serving in every major role related to Costco's business operations and merchandising activities. "Costco has a very strong culture and a deep bench of management talent," said Craig Jelinek. "I have total confidence in Ron and feel that we are fortunate as a Company to have an executive of his caliber to succeed me."
Craig will remain with Costco through April 2024, serving in an advisory role and assisting Ron during the transition. Craig will also continue to serve on the Board of Directors and will stand for reelection at the January 2024 annual meeting.
The Company also announced today that its Board of Directors has declared a quarterly cash dividend on Costco common stock of $1.02 per share. The quarterly dividend is payable November 17, 2023, to shareholders of record at the close of business on November 3, 2023.
Costco currently operates 861 warehouses, including 591 in the United States and Puerto Rico, 107 in Canada, 40 in Mexico, 33 in Japan, 29 in the United Kingdom, 18 in Korea, 15 in Australia, 14 in Taiwan, five in China, four in Spain, two in France, and one each in Iceland, New Zealand and Sweden. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan, and Australia.
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs), energy and certain commodities, geopolitical conditions (including tariffs and the Ukraine conflict), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to climate change, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline price and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with GAAP.
CONTACTS:    Costco Wholesale Corporation
Richard Galanti, 425/313-8203
David Sherwood, 425/313-8239
Josh Dahmen, 425/313-8254